AMENDMENT TO MERGER AGREEMENT

B. Tedom, Merger Sub and eLayaway now desire to amend the Agreement, and enter into certain other agreements in connection therewith, as set forth below.

1. **Amendment to Section 6 of the Agreement.** Section 6 of the Agreement is hereby amended by adding the following paragraph thereto:

> "D. Stock Certificate Legend. All certificates issued for the Lock-Up Shares are to bear a restrictive legend in substantially the following form (the "Legend"):
>
> > 'THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNTIL APRIL [_ ____], 2011, AS SET FORTH IN THAT CERTAIN MERGER AGREEMENT AMONG THE ISSUER, TEDOM ACQUISITION CORPORATION, AND ELAYAWAY, INC., A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.'
>
> To the extent that any certificates for Lock-Up Shares are to be issued after the Closing, prior to the first issuance, Tedom shall cause the stock transfer agent to confirm in writing to David S. Hamilton that the Legend will appear on all certificates for the Lock-Up Shares that are issued during the Lock-Up Period."

2. **Additional Agreement.** Any other provision of this Amendment or the Agreement to the contrary notwithstanding, after the Closing, the Parties shall not delete, amend and/or waive all or any part of this Amendment or Section 1.D(6) of the Agreement without the prior written consent of Persons who held, in the aggregate, at least 380,000 shares of Tedom Common Stock immediately prior to the Closing.

TEDOM CAPITAL, INC.

By: ______________________
Jason Weilert, President

TEDOM ACQUISITION CORPORATION

By: ______________________
Jason Weilert, President

eLAYAWAY, INC.

By: ______________________
Its: ______________________

C:\Corel\Office\TedomCapital\eLayaway\MergerAgr.Amend.Final.wpd

2

SECOND AMENDMENT TO MERGER AGREEMENT

This Second Amendment to Merger Agreement (this "Amendment") is entered into on April __ , 2010, by and among Tedom Capital, Inc. ("Tedom"), Tedom Acquisition Corporation ("Merger Sub"), and eLayaway, Inc. ("eLayaway") with reference to the following facts and circumstances:

A. Tedom, Merger Sub and eLayaway have previously entered into a Merger Agreement dated March 19, 2010 (the "Agreement"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.

B. Tedom, Merger Sub and eLayaway now desire to amend the Agreement, as set forth below.

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tedom, Merger Sub and eLayaway agree as follows:

1.           Amendment to Recitals of the Agreement. Recitals A and B of the Agreement is hereby amended by removing Recitals A and B in their entirety and replacing them with the following Recitals A and B in lieu thereof:

“A.           eLayaway currently has issued and outstanding (i) 9,221,517 shares of  no par value common stock (the “eLayaway Common Stock”), (ii) 1,854,013 shares of $0.719 par value Series A Convertible Preferred Stock (the “eLayaway Series A”), (iii) 2,788,368 shares of $0.705 par value Series B Convertible Preferred Stock (the “eLayaway Series B”), (iv) 3,142,452 shares of $1.15 par value Series C Convertible Preferred Stock (the “eLayaway Series C”), (iv) 186,243 shares of $1.588 par value Series D Convertible Preferred Stock (the “eLayaway Series D”)  and (vi) warrants to purchase up to 2,265,945 shares of eLayaway’s common stock (the “eLayaway Warrants;” and collectively with the eLayaway Common Stock, the eLayaway Series A, the eLayaway Series B, the eLayaway Series C and the eLayaway Series D, the “eLayaway Securities”).

B.           Pursuant to the provisions of this Agreement, the Parties now desire to effect a reverse triangular merger (the “Merger”) as a result of which (i) Merger Sub shall merge with and into eLayaway, (ii) the holders of the eLayaway Securities, as listed on the attached Exhibit A (the “eLayaway Security Holders”), shall collectively receive (or, in the case of the eLayaway Warrants, have the right to receive) an aggregate of 18,325,566 shares of Tedom (subject to reduction for any Dissenting Shares) in exchange for their eLayaway Securities (as described in more detail below) and (iii) eLayaway shall become a wholly-owned subsidiary of Tedom.”

2.           Amendment to Section D.(3) of the Agreement.  Section D.(3) of the Agreement is hereby amended by removing each of the par values referenced in Section  D.(3) and replacing them with a par value of $0.001.

3.           Ratification of Remaining Terms. Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

4.            Multiple Counterparts.  This Amendment may be signed in one or more counterparts which, each of which shall be deemed to be an original and all of which when taken together shall constitute a single instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized persons on the date first above written.

TEDOM:

TEDOM CAPITAL, INC.

By:
Its:

MERGER SUB:

TEDOM ACQUISITION CORPORATION

By:
Its:

eLAYAWAY:

eLAYAWAY, INC.

By:
Its:

THIRD AMENDMENT TO MERGER AGREEMENT

This Third Amendment to Merger Agreement (this "Amendment") is entered into as of April 12, 2010, by and among Tedom Capital, Inc. ("Tedom"), Tedom Acquisition Corporation ("Merger Sub"), and eLayaway, Inc. ("eLayaway") with reference to the following facts and circumstances:

1. Amendment to Recitals of the Agreement. Recital B of the Agreement is hereby amended by removing Recital B in their entirety and replacing it with the following Recital B in lieu thereof:

2. Amendment to Section D.(3)(a) of the Agreement. Section D.(3)(a) of the Agreement is hereby amended by removing Section D.(3)(a) in its entirety and replacing it with the following Section D.(3)(a) in lieu thereof:

(a) Conversion. At and as of the Effective Date, by virtue of the Merger and without any further action on behalf of the Parties or any eLayaway Security Holder, (i) each share of eLayaway Common Stock that is not a Dissenting Share shall automatically be converted into and become one (1) validly issued, fully paid and non-assessable share of $0.001 par value common stock of Tedom (the "Tedom Common Stock"), (ii) each share of eLayaway Series A that is not a Dissenting Share shall automatically be converted into and become one (1) validly issued, fully paid and non-assessable share of $0.001 par value Series A Convertible Preferred Stock of Tedom (the "Tedom Series A"), (iii) each share of eLayaway Series B that is not a Dissenting Share shall automatically be converted into and become one (1) validly issued, fully paid and non-assessable share of $0.001 par value Series B Convertible Preferred Stock of Tedom (the "Tedom Series B"), (iv) each share of eLayaway Series C that is not a Dissenting Share shall automatically be converted into and become one (1) validly issued, fully paid and non-assessable share of $0.001 par value Series C Convertible Preferred Stock of Tedom (the "Tedom Series C"), (v) each share of eLayaway Series D that is not a Dissenting Share shall automatically be converted into and become one (1) validly issued, fully paid and non-assessable share of $0.001 par value Series D Convertible Preferred Stock of Tedom (the "Tedom Series D" and collectively with the Tedom Common stock, the Tedom Series A, the Tedom Series

B, and the Tedom Series C, the "Tedom Securities"), (vi) each eLayaway Warrant for two (2) shares shall automatically be converted into and become one (1) validly issued, fully paid and non-assessable share of Tedom Common Stock, (vii) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of applicable state law and (viii) all the eLayaway Securities that are unissued or held in treasury shall be cancelled.

3. Amendment to Exhibit B of the Agreement. Exhibit B of the Agreement is hereby amended by removing Exhibit B in its entirety and replacing it with the Exhibit B attached hereto and incorporated herein.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT B

	Common Stock	Preferred Stock
Restricted	9,221,517	
Warrant Conversion	1,082,973	
Public Company Group - FT	1,305,000	
Ventana - FT	481,515	
Total	12,091,005	
Series A (a)		1,854,013
Series B (a)		2,788,368
Series C (a)		3,142,452
Series D (a)		154,282
Total		7,939,115

(a) Preferred shares can be converted 1 for 1 into common shares after 12 months.